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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                              --------------------

       Date of Report (Date of earliest event reported): January 31, 2007

                              WOLVERINE TUBE, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                              1-12164                            63-0970812
   (State or other jurisdiction of          (Commission File Number)                (I.R.S. Employer
   incorporation or organization)                                                Identification Number)

          200 Clinton Avenue West, Suite 1000
                  Huntsville, Alabama                        35801
       (Address of principal executive offices)           (Zip Code)

       Registrant's telephone number, including area code: (256) 353-1310


                                 Not Applicable
          (Former name or former address, if changed since last report)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


|X| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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

Item 1.01.   Entry into a Material Definitive Agreement.

          On January 31, 2007, the Company entered into a Preferred Stock Purchase Agreement (the "Preferred Stock Purchase Agreement") with The Alpine Group, Inc. and Plainfield Special Situations Master Fund Limited (together, the "Purchasers") providing for the issuance and sale to the Purchasers of an aggregate of 50,000 shares of a new series of preferred stock of the Company, the Series A Convertible Preferred Stock (the "Series A Preferred Stock"), at a price of $1,000 per share, for a total purchase price of $50,000,000 (the "Transaction"). Each share of Series A Preferred Stock will be convertible into a number of shares of the Company's common stock equal to $1,000 divided by the Conversion Price. The Conversion Price will be the lesser of $1.10 or the arithmetic average of the closing prices of the common stock on the OTC Bulletin Board for the ten consecutive trading days from the public announcement on February 1, 2007 of the Transaction. The Conversion Price will be subject to customary anti-dilution adjustments.

          Dividends on the Series A Preferred Stock are cumulative and are payable quarterly at the rate of 8% per annum. The Company is entitled to defer dividends in certain circumstances. Any deferred dividend will accrue at a rate of 10% per annum if the dividend payment date is before January 31, 2012 and at a rate of 12% per annum if the dividend payment date is on or after January 31, 2012. In addition, if at any time more than 120 days after the closing of the Transaction the following two conditions are not satisfied:

                    o the number of authorized but unissued and otherwise unreserved shares of common stock is sufficient to permit the conversion of the Series A Preferred Stock into common stock; and,

                    o the shares of common stock into which the Series A Preferred Stock is convertible are registered for resale under the Securities Act,

then the dividend rate on the Series A Preferred Stock will increase by 0.50% for each quarter in which those two conditions remain unsatisfied, up to a maximum increase of 2%.

          The Series A Preferred Stock is mandatorily redeemable at par plus any accrued and unpaid dividends on January 31, 2017 and upon the occurrence of certain change of control transactions that are not approved by at least five of the members of the Company's board of directors. The Company may redeem all, but not less than all, of the Series A Preferred Stock at its option, at par plus any accrued and unpaid dividends, at any time on or after January 31, 2014, but only if the two conditions described in the preceding paragraph are satisfied on each trading day between the delivery of the notice of redemption and the redemption date.

          The holders of Series A Preferred Stock will be entitled to vote with the holders of the Company's common stock on all matters on which holders of common stock are entitled to vote, including, without limitation, the election of directors. Each holder of Series A Preferred Stock will be entitled to a number of votes in respect of the Series A Preferred Stock owned by it equal to the number of shares of common stock into which such holder's Series A Preferred Stock is then convertible, subject to the limitations described below. Pursuant to the Certificate of Designations of the Series A Preferred Stock and a Voting Agreement among the Company and the Purchasers to be entered into at the closing of the Transaction (the "Voting Agreement"), for

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

so long as any of the Company's 10.5% Senior Notes due 2009 are outstanding, no Purchaser (together with any other person with whom that Purchaser would be considered a "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act) with respect to the Series A Preferred Stock or the Company's common stock) may vote common stock and Series A Preferred Stock in excess of 49% of the total voting power of all voting securities of the Company.

          The Preferred Stock Purchase Agreement provides that the Company will conduct a rights offering (the "Rights Offering") as soon as practicable after the closing of the Transaction. Pursuant to the Rights Offering, the existing stockholders of the Company (excluding the Purchasers) will receive, pro rata in proportion to the number of shares of common stock owned by them, transferable rights to purchase, in the aggregate, up to $51,100,000 of common stock to be issued by the Company at a price per share equal to the Conversion Price. If the gross proceeds to the Company from the Rights Offering are less than $25,000,000, the Purchasers have agreed to acquire additional shares of Series A Preferred Stock ("Standby Shares"), at the price of $1,000 per share, in an amount such that the sum of the total purchase price of such Standby Shares and the gross proceeds to the Company from the Rights Offering will equal $25,000,000. The Standby Shares (if applicable) must be purchased within 45 days after the closing of the Rights Offering. If the Purchasers own Series A Preferred Stock (including any Standby Shares, if applicable) representing less than 55% of the Company's outstanding common stock on an as-converted, fully diluted basis after the closing of the Rights Offering, each Purchaser would have an option, exercisable until 90 days after the closing of the Rights Offering, to purchase its pro rata share of the number of additional shares of Series A Preferred Stock, at the price of $1,000 per share, that would be sufficient to increase the Purchasers' aggregate ownership to 55% of the Company's common stock on an as-converted, fully diluted basis ("Option Shares").

          The Preferred Stock Purchase Agreement also provides that the Company will conduct a registered exchange offer as promptly as practicable after the closing of the Transaction. In the exchange offer, the Company will offer to issue $1,000 principal amount of senior notes similar to its existing 10.5% Senior Notes due 2009, but with less restrictive covenants, in exchange for each $1,000 principal amount of its 7.375% Senior Notes due 2008 validly tendered or such other exchange of the Company's outstanding debt securities for new securities as may be agreed between the Company and the Purchasers. The Company will also seek consents to amend the Indenture under which the 7.375% Senior Notes due 2008 were issued to remove substantially all of the restrictive covenants contained therein. The Purchasers have agreed that they will cause to be tendered all of the 7.375% Senior Notes due 2008 owned by them and at least $25,000,000 principal amount of the 7.375% Senior Notes due 2008 in the exchange offer.

          Julie A. Beck, Stephen E. Hare, Johann R. Manning, Jr., Gail O. Neuman and Jan K. Ver Hagen have agreed to resign from the Company's board of directors and the board of directors has resolved to reduce the number of directors from eight members to seven and to appoint Steven S. Elbaum, Alan Kestenbaum, K. Mitchell Posner and Brett Young as directors to fill the four vacancies remaining after the resignations and reduction of the size of the board of directors, all contingent upon the closing of the Transaction. For so long as the voting rights of the Purchasers are limited as described in the preceding paragraph and the Purchasers collectively own in the aggregate at least 50% of the shares of the Series A Preferred Stock purchased at the

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

closing of the Transaction or of the common stock issued upon conversion of such Series A Preferred Stock, the Company has agreed that its board of directors will consist of not more than seven members and that the Company will use commercially reasonable efforts to ensure that at least four persons designated by the Purchasers remain on the board of directors at all times.

          In order to have a sufficient number of authorized shares of common stock to issue upon exercise of the rights distributed in connection with the rights offering (including any Standby Shares and any Option Shares) and upon conversion of the Series A Preferred Stock, the Company will have to convene a meeting of its stockholders to vote on an amendment of its Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000 to 175,000,000 (or such greater number as the Company's board of directors may authorize). The holders of the Series A Preferred Stock will be entitled to vote at this meeting, subject to the limits described above.

          The Company has agreed not to, in the period between the signing date and the closing date of the Transaction:

                    o solicit bids or initiate offers or discussions or negotiations with, or

                    o on an unsolicited basis furnish or cause to be furnished any information concerning the Company to,

any other person relating to any proposal with respect to any merger or consolidation of the Company with any other person, the acquisition or disposition of any securities or any significant portion of the assets and properties of the Company, or any liquidation, dissolution, restructuring or recapitalization of the Company (an "Alternative Restructuring"). However, the Company will be released from these restrictions if the Company's board of directors determines that any Alternative Restructuring is superior to the transactions contemplated by the Preferred Stock Purchase Agreement and if the board of directors determines that in the exercise of its fiduciary duties it is required to pursue that Alternative Restructuring.

          The Preferred Stock Purchase Agreement may be terminated in the following circumstances:

                    o by the mutual consent of the Company and each Purchaser (so long as the Company is not in material breach of any of the provisions of the Preferred Stock Purchase Agreement);

                    o by any Purchaser if the closing of the Transaction has not occurred by February 28, 2007 or if the Company is in material breach of its obligations under the Preferred Stock Purchase Agreement; or

                    o by the Company, if necessary to pursue an Alternative Restructuring in accordance with the preceding paragraph.

          The Company has agreed to reimburse the Purchasers for certain fees and expenses incurred by them in connection with the Transaction. In addition, the Company will be obligated to pay the Investors a termination fee of $4,000,000, less the amount of certain expenses

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

reimbursed, if the Preferred Stock Purchase Agreement is terminated prior to the closing in the following circumstances:

                    o any Purchaser terminates the Preferred Stock Purchase Agreement because the Company has violated its obligations with respect to Alternative Restructurings;

                    o any Purchaser terminates the Preferred Stock Purchase Agreement if the closing of the Transaction has not occurred by February 28, 2007 (unless the failure to close by that date is due solely to a breach of the Preferred Stock Purchase Agreement by such Purchaser) or if the Company is in material breach of its obligations under the Preferred Stock Purchase Agreement, and in either case the Company consummates an Alternative Restructuring within one year after the termination; or

                    o the Company terminates the Preferred Stock Purchase Agreement to pursue an Alternative Transaction as permitted by the Preferred Stock Purchase Agreement.

          Pursuant to a Registration Rights Agreement to be entered into by the Company and the Purchasers at the closing of the Transaction (the "Registration Rights Agreement"), the Company will agree to file a shelf registration statement registering the resale of the Series A Preferred Stock and the shares of common stock into which the Series A Preferred Stock is convertible and to grant one "demand" registration right and unlimited "piggyback" registration rights to the holders of the Series A Preferred Stock and any common stock into which the Series A Preferred Stock is convertible.

          The Company and The Alpine Group, Inc. will enter into a 2-year Management Agreement at the closing of the Transaction (the "Management Agreement") pursuant to which The Alpine Group, Inc. will provide the Company with certain services in exchange for an annual fee of $1,250,000 and reimbursement of reasonable and customary expenses incurred by The Alpine Group, Inc.

          The representations and warranties in the Preferred Stock Purchase Agreement are the product of negotiations among the Company and the Purchasers and are for the sole benefit of the parties thereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties to the Preferred Stock Purchase Agreement in accordance with the Preferred Stock Purchase Agreement without notice or liability to any other person. In some instances, the representations and warranties in the Preferred Stock Purchase Agreement may represent an allocation among the Company and the Purchasers of risks associated with particular matters regardless of the knowledge of any of the parties to the Preferred Stock Purchase Agreement. Consequently, persons other than the Company and the Purchasers may not rely upon the representations and warranties in the Preferred Stock Purchase Agreement as characterizations of actual facts or circumstances as of the date of the Preferred Stock Purchase Agreement or as of any other date.

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

          Under the Preferred Stock Purchase Agreement, prior to the closing of the Transaction, the Company and Johann R. Manning, Jr., President and Chief Executive Officer of the Company, will enter into a separation agreement (the "Separation Agreement") pursuant to which Mr. Manning will resign as President and Chief Executive Officer effective on the closing date of the Transaction, provided that the Transaction closes on or before February 28, 2007 (the "Resignation Date").

          The Separation Agreement will replace and supersede the 2002 Chance in Control, Severance and Non-Competition Agreement, effective as of July 12, 2002, between the Company and Mr. Manning. Under the terms of the Separation Agreement, subject to Mr. Manning executing (and not revoking) a general release of claims, Mr. Manning is entitled to the following payments and benefits (less applicable withholdings):

                    o Mr. Manning's outstanding, unvested stock options, restricted stock and other equity awards granted by the Company (the "Outstanding Equity Awards") will become fully vested and immediately exercisable as of the Resignation Date.

                    o Mr. Manning will receive a severance payment equal to $1,480,000 minus the value of the acceleration of the Outstanding Equity Awards (calculated in accordance with the rules under Section 280G of the Internal Revenue Code and the regulations thereunder). This amount will be placed in a rabbi trust for the benefit of Mr. Manning and paid on the day following the six month anniversary of the Resignation Date.

                    o If Mr. Manning chooses to participate in the Company's medical and disability benefit programs, at his expense, the Company will provide Mr. Manning with access to these benefits for the three-year period following the Resignation Date. Said benefits will be substantially similar to those that Mr. Manning was receiving or entitled to receive immediately prior to the Resignation Date, and no less favorable than those in which the senior executive management team of the Company will be eligible to participate during such period. Thereafter, Mr. Manning will have the right to continued medical insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                    o For the six-year period after the Resignation Date, Mr. Manning will be entitled to director and officer insurance coverage for his acts and omissions while serving as an officer and director of the Company on a basis no less favorable to him than the coverage provided over such six-year period to the then-current officers and directors of the Company.

                    o The Company will also honor and pay any and all bonus and success share monies achieved on account of 2006 performance of the Company to Mr. Manning that have not already been paid, consistent with and at the same time as amounts are awarded to other participants of these programs, up to a maximum of $55,000.

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

          In addition, as consideration for Mr. Manning's agreement to a two year restriction on the solicitation of customers and non-competition with the Company, a one year restriction on the solicitation of employees and a three year secrecy requirement, Mr. Manning is entitled to an additional payment equal to $1,035,000. This amount will also be placed in a rabbi trust for the benefit of Mr. Manning and paid on the day following the six month anniversary of the Resignation Date.

          Under the Preferred Stock Purchase Agreement, prior to the closing of the Transaction, the Company and Mr. Manning will also enter into a consulting agreement (the "Consulting Agreement") whereby Mr. Manning will provide consulting and advisory services to the Company following the closing of the Transaction, provided that the Transaction closes on or before February 28, 2007. The Consulting Agreement has a term of 15 months from the closing of the Transaction, unless extended or terminated by mutual consent of the parties thereto. Under the Consulting Agreement, the Company will pay Mr. Manning a monthly fee of $20,000. Mr. Manning will also be entitled to a performance bonus equal to $175,000 if the Company achieves at least 70% of its EBITDA target applicable to the senior managers of the Company, including the President and Chief Executive Officer, for the fiscal year ending December 31, 2007, which, if earned, would be payable no later than March 1, 2008.

          The foregoing description is qualified in its entirety by reference to the Preferred Stock Purchase Agreement and the related agreements attached as exhibits thereto to be entered into at the closing of the Transaction. The Preferred Stock Purchase Agreement, including the exhibits thereto, is filed as
Exhibit 10.1 to this report.

Item 5.01.   Changes in Control of Registrant.

          Please see Item 1.01 above.

          The aggregate amount of consideration to be paid by the Purchasers is not known at this time because it will depend on the outcome of the Rights Offering. The consideration to be paid by Alpine to the Company will come from cash on hand. The consideration to be paid by Plainfield to the Company will come from cash on hand.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

          Please see the seventh paragraph under "Preferred Stock Purchase Agreement and Related Agreements" in Item 1.01 above. None of Julie A. Beck, Stephen E. Hare, Johann R. Manning, Jr., Gail O. Neuman and Jan K. Ver Hagen is resigning from the Company's board of directors because of a disagreement with the Company on any matter relating to the Company's operations, policies or practices.

          Pursuant to the Separation Agreement described under Item 1.01 above, Johann R. Manning, Jr. has resigned from his positions as President and Chief Executive Officer of the Company effective as of the closing of the Transaction.

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

          Please also see "Preferred Stock Purchase Agreement and Related Agreements" in Item 1.01 above.

Item 9.01   Financial Statements and Exhibits

(d)      Exhibit No.    Description
         -----------    --------------------------------------------------------
         10.1           Preferred Stock Purchase Agreement dated as of January
                        31, 2007 by and among Wolverine Tube, Inc., The Alpine
                        Group, Inc. and Plainfield Special Situations Master
                        Fund Limited.

         99.1 Press release, dated February 1, 2007, issued by Wolverine Tube, Inc. announcing the execution and delivery of the Preferred Stock Purchase Agreement with The Alpine Group, Inc. and Plainfield Special Situations Master Fund Limited.





                                   * * * * * *

          This Current Report on Form 8-K includes forward-looking statements, made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, regarding the issuance and sale of the Series A Preferred Stock by the Company. Such statements are based on current expectations, as well as management's beliefs and assumptions about the Company's business and other information currently available. These forward-looking statements are subject to various risks and uncertainties, including, but not limited to, (i) our stockholders' approval of the amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock, (ii) the level of participation by our stockholders in the proposed rights offering, (iii) the level of participation by the holders of our 7.375% Senior Notes due 2008 in the proposed exchange offer, (iv) the satisfaction of the conditions to closing contained in the Preferred Stock Purchase Agreement, and (v) the effect of economic and business conditions. The Company undertakes no obligation to publicly release any revision of any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. A discussion of other risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements can be found in the Company's Annual Report on Form 10-K for the most recently ended fiscal year and reports filed from time to time with the Securities and Exchange Commission.




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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 5, 2007

                                        WOLVERINE TUBE, INC.

                                        By:   /s/ James E. Deason
                                             ---------------------------------
                                             James E. Deason
                                             Senior Vice President,
                                             Chief Financial Officer
                                             and Secretary



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                                  EXHIBIT INDEX

         Exhibit No.    Description
         -----------    --------------------------------------------------------

         10.1 Preferred Stock Purchase Agreement dated as of January 31, 2007 by and among Wolverine Tube, Inc., The Alpine Group, Inc. and Plainfield Special Situations Master Fund Limited.

         99.1 Press release, dated February 1, 2007, issued by Wolverine Tube, Inc. announcing the execution and delivery of the Preferred Stock Purchase Agreement with The Alpine Group, Inc. and Plainfield Special Situations Master Fund Limited.


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